 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Broadstone Real Estate Access Fund of our report dated November 25, 2020, relating to the financial statements and financial highlights, which appears in Broadstone Real Estate Access Fund’s Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

January 28, 2021